UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019 (May 15, 2019)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value	FRED	The NASDAQ Global Select Market
Share Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2019, Fred’s, Inc. (the “Company”) and certain of its subsidiaries entered into that certain Forbearance Agreement, Eighth Amendment to Credit Agreement and Fourth Amendment to Amended and Restated Addendum to Credit Agreement (the “Amendment”), by and among the Company and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, and co-collateral agent (“Regions”), Bank of America, N.A., in its capacity as co-collateral agent (together with the Regions, the “Agents”), and Regions Bank and Bank of America, N.A., as lenders (the “Lenders”).  The Amendment amends the Company’s existing (i) Credit Agreement, dated as of April 9, 2015, as amended as of October 23, 2015, December 28, 2016, January 27, 2017, July 31, 2017, August 22, 2017, April 5, 2018 and August 23, 2018 (as amended, the “Credit Agreement”), and (ii) Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017, as amended as of July 31, 2017, August 23, 2018 and October 15, 2018 (the “Addendum”).

Among other things, the Amendment provides for the following:

●	The Company and certain of its subsidiaries’ stipulation of the occurrence of certain events of default under the Credit Agreement and the Addendum, including as the result of the commencement of 159 store closures, issues with timing and accuracy of a borrowing base certificate and the failure to deliver an annual audit report without a “going concern” or similar qualification;

●	Agents’ and Lenders’ agreement to forbear from exercising remedies under the Credit Agreement with respect to (i) the stipulated events of default and (ii) the additional planned closure of 104 stores (see Item 2.05 below), in each case, until July 22, 2019, subject to the satisfaction of certain conditions;

●	Requirements for the Company and certain of its subsidiaries to comply with certain conditions, including (i) working with a turnaround consultant; (ii) providing certain deliverables including weekly cash flow forecasts and inventory reports; (iii) requiring that collections, disbursements and inventory receipts are within 15% of forecasted amounts for any two week period; (iv) maintaining certain levels of inventory at certain continuing stores; and (v) obtaining a signed commitment letter or letters by June 21, 2019 for a refinancing of all loans under the Credit Agreement by July 22, 2019, with the failure to comply with such conditions resulting in the early termination of the forbearance period;

●	Agents’ and Lenders’ agreement to release certain reserves upon receipt of such commitment letter or letters;

●	A reduction of commitments from $210 million to $150 million, and additional reductions to $125 million on June 15, 2019 and to $100 million on July 6, 2019;

●	A change in the availability requirements to 10% of commitments, allowing availability requirements to decrease with the commitment reductions;

●	An increase of the interest rate by 200 basis points; and

●	Agents’ and Lenders’ consent to the sale of certain real estate.

The Lenders (and their respective subsidiaries or affiliates) have in the past provided, or may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As contemplated by the Amendment discussed in Item 1.01 above, the Company has approved a plan to close 104 underperforming stores (the “Plan”). The store closures under the Plan are in addition to the previously announced closure of 159 stores, as described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 11, 2019. The decision to close these additional stores under the Plan is the result of the Company’s continued evaluation of its store portfolio, including historical and recent store performance and the timing of lease expirations, among other factors. The Company intends to close the additional stores under the Plan by the end of June 2019.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Plan, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K after it determines such estimates or ranges of estimates.

The timing of the store closures is subject to change until finalized. The actual timing may vary materially based on various factors. See “Forward Looking Statements” below.

Item 2.06. Material Impairments.

The information set forth in Item 2.05 is incorporated herein by reference. On May 15, 2019, the Company concluded that a material charge for impairment is required in connection with the Plan. The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts of impairment charge to be incurred in connection with the Plan, or an estimate of the amount or range of amounts of the impairment charge that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K after it determines such estimates or ranges of estimates.

Item 7.01 Regulation FD Disclosure.

On May 16, 2019, the Company issued a press release in connection with the Plan and the Amendment. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

Comments in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, demand for products, share repurchases, strategic initiatives, including those relating to store closures and acquisitions and dispositions by the Company and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to risks and uncertainties associated with: (i) the competitive nature of the industries in which we operate; (ii) our turnaround plan and the implementation of our strategic initiatives, and their impact on our sales, costs and operations; (iii) our store closures and the related sales of inventory and real estate issues; (iv) our divestitures; (v) utilizing our existing and new stores and the extent of our pharmacy department presence in new and existing stores; (vi) conditions affecting the retail sector as a whole; (vii) our reliance on a single supplier of pharmaceutical products; (viii) our pharmaceutical drug pricing; (ix) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (x) consolidation in the healthcare industry; (xi) our private brands; (xii) the seasonality of our business and the impact of adverse weather conditions; (xiii) operational, supply chain and distribution difficulties; (xiv) merchandise supply and pricing; (xv) consumer demand and product mix; (xvi) delayed openings and operating new stores and distribution facilities; (xvii) our employees; (xviii) risks relating to payment processing; (xix) our computer systems, and the processes supported by our information technology infrastructure; (xx) our ability to protect the personal information of our customers and employees; (xxi) cyber-attacks; (xxii) changes in governmental regulations; (xxiii) the outcome of legal proceedings, including claims of product liability; (xxiv) insurance costs; (xxv) tax assessments and unclaimed property audits; (xxvi) current economic conditions; (xxvii) our indebtedness and our ability to satisfy our debt obligations and obtain continued forbearance or waivers for any defaults; (xxviii) the terms of our existing and future indebtedness, including the covenants set forth in the documents governing such indebtedness; (xxix) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxx) our ability to remediate the material weaknesses in our internal controls over financial reporting and otherwise maintain effective internal controls over financial reporting; (xxxi) our largest stockholder holding a significant percentage of our outstanding equity; (xxxii) our ability to pay dividends and/or repurchase shares of our Class A voting common stock; (xxxiii) our ability to attract and retain talented executives; (xxxiv) any strategic alternatives that we decide to pursue, if any; (xxxv) our ability to continue as a going concern; and (xxxvi) the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Forbearance Agreement, Eighth Amendment to Credit Agreement and Fourth Amendment to Amended and Restated Addendum to Credit Agreement, dated as of May, 15, 2019, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.
99.1	Press Release of Fred’s, Inc. dated May 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: May 16, 2019	By:	/s/ Joseph Anto
	Name:	Joseph Anto
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Forbearance Agreement, Eighth Amendment to Credit Agreement and Fourth Amendment to Amended and Restated Addendum to Credit Agreement, dated as of May 15, 2019, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.
99.1	Press Release of Fred’s, Inc. dated May 16, 2019.